Sub item 77I
LEGG MASON PARTNERS EQUITY TRUST
SUPPLEMENT DATED JUNE 1, 2011
TO THE SUMMARY PROSPECTUS AND PROSPECTUS DATED FEBRUARY 28, 2011 OF LEGG MASON CLEARBRIDGE MID CAP CORE FUND

The last sentence of the legend on the cover of the fund's Summary Prospectus is deleted and replaced with the following:

The fund's Prospectus, dated February 28, 2011, as supplemented on March 1, 2011 and June 1, 2011 and as may be amended or further supplemented, the fund's statement of additional information, dated February 28, 2011, as supplemented on March 1, 2011 and as may be amended or further supplemented, and the independent registered public accounting firm's report and financial statements in the fund's annual report to shareholders,dated October 31, 2010, are incorporated by reference into this Summary Prospectus.

The following table replaces the "Shareholder fees" and "Annual fund operating expenses" table in the
section of the fund's Summary Prospectus and Prospectus titled "Fees and expenses of the fund":
Shareholder fees (paid directly from your investment) (%)
         Class A Class B Class C Class FI Class R
Class R1 Class I Class IS Class 1
Maximum sales charge (load)
imposed on purchases (as a %
of offering price) . . . . . . . . . . . 		5.75 None None None None None
None None N/A
Maximum deferred sales charge
(load) (as a % of the lower of
net asset value at purchase or
redemption) (may be reduced
over time) . . . . . . . . . . . . . . . . .
Generally,
none 					5.00 1.00 None None None None None N/A
Small account fee* . . . . . . . . . . . . $15.00 $15.00 $15.00 N/A N/A N/A
N/A NA $15.00

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your
investment) (%)
         Class A Class B Class C Class FI Class R
Class R1 Class I Class IS Class 1
Management fee . . . . . . . . . . . . 	0.75 0.75 0.75 0.75 0.75 0.75 0.75
0.75 0.75
Distribution and service (12b-1)
fees . . . . . . . . . . . . . . . . . . . . 		0.25 1.00 1.00 0.25 0.50
1.00 None None None
Other expenses . . . . . . . . . . . . . 	0.431 0.591 0.401 0.392 0.39 0.392
0.23 0.07 0.47
Total annual fund operating
expenses . . . . . . . . . . . . . . . . 		1.43 2.34 2.15 1.39 1.64 2.14
0.98 0.82 1.22
Fees forgone and/or expenses
reimbursed3 . . . . . . . . . . . . . . 		(0.20) (0.33) (0.21) (0.04)
(0.04) (0.04) - - (0.24)
Total annual fund operating
expenses after forgoing fees
and/or reimbursing
expenses3 . . . . . . . . . . . . . . . 		1.23 2.01 1.94 1.35 1.60 2.10
0.98 0.82 0.98

* Effective September 30, 2011 (or as soon as possible thereafter in the fund's discretion), if your shares are held in a direct account and the value of your account is below $1,000 ($250 for retirement plans that are not employer-sponsored), the fund may charge you a fee of $3.75 per account that is determined and assessed quarterly (with an annual maximum of $15.00 per account). Direct accounts generally include accounts held in the name of the individual investor on the fund's books and records.
1 The expense information in the table has been restated to reflect higher current fees.
2 "Other expenses" for Class FI and Class R1 shares have been estimated because no Class FI or Class R1 shares were outstanding during the fund's last fiscal year.
3 The manager has agreed to forgo fees and/or reimburse operating expenses (other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses) so that total annual operating expenses are not expected to exceed 1.23% for Class A shares, 2.01% for Class B shares, 1.94% for Class C shares, 1.35% for Class FI shares, 1.60% for Class R shares, 2.10% for Class R1 shares and 1.05% for Class I shares. In addition, total annual fund operating expenses for Class IS shares will not exceed total annual fund operating expenses for Class I shares and total annual fund operating expenses for Class 1 shares are expected to be at least 0.25% lower than total annual fund operating expenses for Class A shares. These arrangements cannot be terminated prior to December 31, 2012 without the Board of Trustees' consent. The manager is permitted to recapture amounts forgone or reimbursed to the class during the same fiscal year if the class's total annual operating expenses have fallen to a level below the limits described above.

The following table replaces the "Example" table in the section of the fund's Summary Prospectus and
Prospectus titled "Fees and expenses of the fund":

Number of years you own your shares
($) 1 year 3 years 5 years 10 years
Class A (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . 693 982 1,293 2,173
Class B (with redemption at end of period) . . . . . . . . . . . . . . . . . .
.. . . . . . . . . . . 704 999 1,320 2,422
Class B (without redemption at end of period) . . . . . . . . . . . . . . . .
.. . . . . . . . . . 204 699 1,220 2,422
Class C (with redemption at end of period) . . . . . . . . . . . . . . . . . .
.. . . . . . . . . . . 297 653 1,136 2,467
Class C (without redemption at end of period) . . . . . . . . . . . . . . . .
.. . . . . . . . . . 197 653 1,136 2,467
Class FI (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . 137 436 756 1,664
Class R (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . 163 513 887 1,939
Class R1 (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . 213 666 1,145 2,469
Class I (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . . 100 312 542 1,203
Class IS (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . 84 262 456 1,015
Class 1 (with or without redemption at end of period) . . . . . . . . . . . .
.. . . . . . . . 100 363 647 1,457

The following language replaces the first sentence of the section of the fund's Summary Prospectus and
Prospectus titled "More on fund management - Expense limitation":

The manager has agreed to forgo fees and/or reimburse operating expenses (other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses) so that total annual operating expenses are not expected to exceed 1.23% for Class A shares, 2.01% for Class B shares, 1.94% for Class C shares, 1.35% for Class FI shares, 1.60% for Class R shares, 2.10% for Class R1 shares and 1.05% for Class I shares, subject to recapture as described below.